Exhibit 4.1

CLIFFORD CHANCE US LLP

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

VANECK BITCOIN TRUST

Dated as of December 28, 2023

By and Between

VANECK DIGITAL ASSETS, LLC

as Sponsor

and

DELAWARE TRUST COMPANY

as Trustee

TABLE CONTENTS

- i -

- ii -

- iii -

THIS SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT, dated as of December 28, 2023, between VanEck Digital Assets, LLC, a Delaware limited liability company, as sponsor, and DELAWARE TRUST COMPANY, a Delaware trust company, as trustee.

W I T N E S S E T H:

WHEREAS, the Sponsor formed the Trust on December 17, 2020 as a statutory trust established under the Delaware Act by the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Sponsor and the Trustee were parties to a trust agreement dated December 17, 2020 (the “Initial Trust Agreement”); and

WHEREAS, the Sponsor and the Trustee executed an amended and restated declaration of trust, dated as of November 1, 2023 (the “Existing Trust Agreement”) to establish the terms on which bitcoin may be deposited in the Trust and provide for the creation and redemption of shares representing common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust (as defined herein); and

WHEREAS, the Sponsor and the Trustee desire to amend and restate the Existing Trust Agreement to revise and/or clarify certain terms and conditions upon which the Trust is administered, as hereinafter provided.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows:

ARTICLE I

NAME, PURPOSE AND DEFINITIONS

Section 1.01 Name. The Trust shall be known as the “VanEck Bitcoin Trust.” The Sponsor and the Trustee shall conduct the business of the Trust under this name or any other name as the Sponsor may from time to time determine in its sole discretion. Any name change shall become effective on the execution by the Sponsor of an instrument setting forth the new name and the filing of a Certificate of Amendment pursuant to Section 3810(b)(1) of the Delaware Act. Any such instrument shall not require the approval of the Registered Owners or Beneficial Owners (together, “Shareholders”) but shall have the status of an amendment to this Trust Agreement.

Section 1.02 Purpose. The purpose of the Trust is to generally reflect the performance of the price of bitcoin before payment of the Trust’s expenses and liabilities. The Sponsor intends for the Trust to be operated and treated for U.S. federal income tax purposes as an “investment trust” as defined in Treasury Regulation Section 301.7701-4(c)(1) and to be treated as a “grantor trust” described in Sections 671-679 of the Code, as hereinafter defined. All provisions in this Trust Agreement are intended to be construed such that the Trust does not lose its status as an “‘investment’ trust” treated as a “grantor trust.” It is not the intention of the Sponsor to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. The Trust shall be entitled to exercise all of the powers and privileges granted to a statutory trust formed under the laws of the State of Delaware, now or hereafter in force, except as otherwise provided herein. The Trust shall not take any action that could cause the Trust to be treated other than as a grantor trust for U.S. federal income tax purposes. Without limiting the generality of the foregoing, nothing in this Trust Agreement shall be construed to give the Trustee or the Sponsor the power to vary the investment of the Beneficial Owners within the meaning of Section 301.7701-4(c) or similar provisions of the Treasury Regulations, nor shall the Trustee or the Sponsor take any action that would vary the investment of the Beneficial Owners.

Section 1.03 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

“Administrator” means the Initial Administrator and any substitute or additional administrator engaged to perform administration services for the Trust pursuant to a written agreement with the Trust or Sponsor on behalf of the Trust.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Authorized Participant” means a person who (1) is a registered broker-dealer under the Exchange Act and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) or other securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of FINRA to engage in securities transactions, (2) is a participant in DTC and (3) has entered into an Authorized Participant Agreement. Only Authorized Participants may place orders to create or redeem one or more Creation Baskets.

“Authorized Participant Agreement” shall mean an agreement entered into by each Authorized Participant that provides the procedures for the creation and redemption of Creation Baskets and for the delivery of the bitcoin and/or cash required for such creations and redemptions.

“Basket Cash Component” shall have the meaning and be calculated in the manner specified in Section 2.08.

“Basket Deposit” means Creation Basket Deposit, and the two terms are used interchangeably herein.

“bitcoin” shall mean the unit of account within the Bitcoin network, which is based on the decentralized, open source protocol of a peer-to-peer network of computers running the software protocol underlying bitcoin involved in maintaining the database of bitcoin ownership and facilitating the transfer of bitcoin among parties.

“Beneficial Owner” means any Person owning a beneficial interest in any Shares.

“Bitcoin Custodian” means the Initial Bitcoin Custodian and any substitute or additional custodian of the Trust’s bitcoin pursuant to a written agreement with the Trust or Sponsor on behalf of the Trust.

“Business Day” shall mean any day the Exchange is open for business and the Trust accepts Purchase Orders and Redemption Orders for Creation Baskets.

“By-Laws” shall mean the By-Laws of the Trust, if any, as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act (as defined herein).

“Cash” shall mean U.S. dollars, the legal tender of the United States of America.

“Cash Amount” shall mean an amount of cash sufficient to pay any applicable transaction fee (including the Transaction Fee), redemption fee and any additional fixed and/or variable charges, costs, taxes, or expenses, applicable to Creation Orders or Redemption Orders effected fully in cash, as described in the Authorized Participant Agreement and/or in the Registration Statement.

“Cash Custodian Agreement” means the agreement pursuant to which the cash custodian acts as custodian for the Trust’s cash and non-bitcoin assets, if any. The initial cash custodian shall be the Administrator.

“Certificate” means a certificate that is executed and delivered by the Sponsor evidencing Shares.

“Certificate of Trust” means the Certificate of Trust of the Trust in the form filed with the Secretary of State of the State of Delaware on December 17, 2020 pursuant to Section 3810 of the Delaware Act as amended or restated from time to time.

“Clearing Account” has the meaning given in the Registration Statement.

“Clearing Agreement” means the agreement between the Trust and the Initial Bitcoin Custodian in respect of the Clearing Services (as defined in the Registration Statement).

“Code” means the Internal Revenue Code of 1986, as amended.

“Conflicting Provisions” shall have the meaning assigned to such term in Section 10.02(a) herein.

“Control” and/or “Controlled” mean that the specified party, directly or indirectly, has the power to direct or cause the direction of the management and policies of an entity through the ownership of voting securities, by contract or otherwise.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 251 Little Falls Drive, Wilmington, DE 19808.

“Covered Person” means the Sponsor and its Affiliates and their respective members, managers, directors, officers, employees, agents and controlling persons.

“Creation Basket” or “Basket” shall mean a block of Shares in such amount as established from time to time by the Sponsor. Multiple blocks are called “Creation Baskets” or “Baskets.”

“Creation Basket Deposit” shall have the meaning and be calculated in the manner specified in Section 2.08 herein.

“Creation Order” means a Purchase Order, and these two terms are used interchangeably herein.

“Creation Order Cut-Off Time” shall mean the Order Cut-Off Time for a Creation Order on a Business Day.

“Creation Settlement Date” shall mean the settlement date for a Creation Order, which shall be the Business Day immediately following the Creation Trade Date unless the Trust, Sponsor and Authorized Participant agree in writing to a different date.

“Creation Trade Date” shall mean the Trade Date for a Creation Order, and shall have the same meaning as Purchase Order Date and the two terms shall be used interchangeably herein.

“CTA” has the meaning given in Section 10.14 herein.

“Custody Agreement” means a written agreement entered into by the Trust or Sponsor with a Bitcoin Custodian providing for the deposit, safekeeping or delivery of bitcoin held by the Trust and related services.

“Delaware Act” shall mean the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.), as such statute may be amended or interpreted from time to time, and any legislative enactment that may replace or supersede such Act.

“DTC” shall mean the Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC pursuant to the provisions of Section 17A of the Exchange Act. DTC will act as the securities depository for the Shares.

“DTC Participant” shall mean a participant in DTC, such as a bank, broker, dealer or trust company.

“Exchange” means the primary exchange or other securities market on which the Shares are listed for trading.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” shall have the meaning assigned to such term in Section 3.06 herein.

“Fiat Account” has the meaning given in the Registration Statement.

“Fiscal Year” shall have the meaning assigned to such term in Section 5.06 herein.

“Indemnified Person” shall have the meaning assigned to such term in Section 3.06 herein.

“Index” means the MarketVectorTM Bitcoin Benchmark Rate or any successor selected by the Sponsor in accordance with the policies described in the Registration Statement.

“Indirect Participant” means a Person that, by clearing securities through, or maintaining a custodial relationship with, a DTC Participant, either directly or indirectly, has access to the DTC clearing system.

“Initial Administrator” means, as of the date of this Trust Agreement, State Street Bank and Trust Company as Administrator.

“Initial Bitcoin Custodian” means the Bitcoin Custodian named in the registration statement for the Trust that is declared effective by the SEC, as such may be amended from time to time.

“Initial Trust Agreement” shall have the meaning assigned to such term in the recitals.

“Liquidating Trustee” shall have the meaning assigned to such term in Section 8.02 herein.

“Liquidity Provider” means a third party selected by the Sponsor, in the Sponsor’s sole discretion, who (1) is not an Authorized Participant and (2) will not be acting as an agent, nor at the direction, of an Authorized Participant with respect to the delivery of bitcoin to the Trust.

“NAV” means net asset value, and is the aggregate value of the Trust’s assets including, but not limited to, all bitcoin and cash, less the Trust’s estimated accrued but unpaid liabilities (which includes accrued expenses).

“Order” shall mean any Purchase Order or Redemption Order.

“Order Cut-Off Time” means the cut-off time for placing Orders with the Trust, which shall be 3:59:59 p.m. Eastern Standard Time on Trade Date or as otherwise communicated by the Sponsor.

“Percentage Interest” means, with respect to any Beneficial Owner at any time, a fraction, the numerator of which is the number of Shares held by such Beneficial Owner and the denominator of which is the total number of Shares outstanding, in each case as of 4:00 p.m., Eastern time, on the date of determination.

“Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

“Prime Broker Agreement” if applicable, means an agreement with a prime broker whereby the prime broker provides certain services to the Trust as needed, such as facilitating the purchase of bitcoin for Creation Basket Deposits in connection with Purchase Orders made in cash, and the sale of bitcoin for cash in connection with Redemption Orders where the redemption distribution is made in cash.

“Prospectus” shall have the meaning assigned to such term in Section 4.02(e) herein.

“Purchase Order” shall have the meaning assigned to such term in Section 2.08 herein.

“Purchase Order Date” shall have the meaning assigned to such terms in Section 2.08 herein.

“Purchase Slippage” means, with respect to a Purchase Order, any amount by which the actual cash purchase price of the bitcoin from the Liquidity Provider exceeds the Basket Cash Component.

“Redemption Order” shall have the meaning assigned to such term in Section 2.09 herein.

“Redemption Order Cut-Off Time” shall mean the Order Cut-Off Time for a Creation Order on a Business Day.

“Redemption Order Date” shall have the meaning assigned to such term in Section 2.09 herein.

“Redemption Settlement Date” shall mean the settlement date for a Redemption Order, which shall be the Business Day immediately following the Redemption Trade Date unless the Trust, Sponsor and Authorized Participant agree in writing to a different date.

“Redemption Slippage” means, with respect to a Redemption Order, any amount by which the actual cash sale price of the bitcoin to the Liquidity Provider is less than the Basket Cash Component.

“Redemption Trade Date” shall mean the Trade Date for a Redemption Order.

“Registered Owner” means the Person in whose name Shares are registered on the books of the Transfer Agent maintained for that purpose.

“Registration Statement” means the current registration statement of the Trust as filed with the SEC, either pending effectiveness or already effective, as the same may at any time and from time to time be amended or supplemented.

“Required Cash Creation Total” means, for a Creation Order, the amount the Authorized Participant shall be responsible for delivering in cash on Creation Settlement Date to the Trust’s account at the Cash Custodian, consisting of (1) the Basket Cash Component, plus the (2) Cash Amount, plus any (3) Purchase Slippage.

“Required Cash Redemption Total” means, for a Redemption Order, the amount the Trust shall be responsible for instructing the Cash Custodian to deliver to the Authorized Participant’s designated bank account in cash on Redemption Settlement Date, consisting of the Basket Cash Component, minus the Cash Amount, minus the Purchase Slippage.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders” – means Registered Owners and Beneficial Owners.

“Shares” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust.

“Sponsor” means VanEck Digital Assets, LLC, a Delaware limited liability company, or its successors.

“Sponsor Fee” shall have the meaning assigned to such term in Section 4.04 herein.

“Sponsor Indemnified Party” shall have the meaning assigned to such term in Section 4.06(c) herein.

“Trade Date” shall mean a Business Day on which an Order is placed by an Authorized Participant.

“Transaction Fee” shall have the meaning given in Section 2.09(e).

“Transfer Agent” means any Person from time to time engaged to register Shares and transfers of Shares, provide such services or related services to the Trust pursuant to authority delegated by the Sponsor.

“Trust” refers to the Delaware statutory trust established under the Delaware Act by the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware on December 17, 2020.

“Trust Agreement” shall mean this Second Amended and Restated Declaration of Trust and Trust Agreement, as amended or restated from time to time.

“Trust Property” means the property of the Trust and, specifically, the bitcoin and cash owned or held by or for the account of the Trust.

“Trustee” refers to Delaware Trust Company or any successor Trustee designated as such by operation of law or appointed as herein, acting not in its individual capacity but solely as trustee of the Trust.

Section 1.04 Delaware Trustee; Offices.

(a) The sole Trustee of the Trust is Delaware Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Registered Owners. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Delaware Trust Company resigns or is removed as the Trustee, the trustee of the Trust in the State of Delaware shall be the successor Trustee, subject to Section 3.04.

(b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Registered Owners. Initially, the principal office of the Trust shall be at c/o VanEck Digital Assets, LLC, 666 Third Avenue, 9th Floor, New York, New York 10017.

Section 1.05 Declaration of Trust. The Trust Property shall be held in trust for the Beneficial Owners. It is the intention of the parties hereto that the Trust shall be a statutory trust, under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust that is treated as a grantor trust for U.S. federal income tax purposes and for purposes of applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Beneficial Owners partners or members of a joint stock association. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

Section 1.06 Grantor Trust. Notwithstanding any other provision of the Trust Agreement, nothing in this Trust Agreement, any Custody Agreement, or otherwise shall be construed to give the Trustee or Sponsor the power to vary the investment of the Beneficial Owners (within the meaning of Treasury Regulation Section 301.7701-4(c) or any similar or successor provision of the Code or the regulations under the Code), nor shall the Sponsor give the Trustee any direction that would vary the investment of the Beneficial Owners. Neither the Trustee nor the Sponsor shall be liable to any Person for any failure of the Trust to qualify as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, except that this sentence shall not limit the Trustee’s or Sponsor’s responsibility for the administration of the Trust in accordance with this Trust Agreement.

Section 1.07 Legal Title. Legal title to all of the Trust Property shall be vested in the Trust as a separate legal entity; provided, however, that if applicable law in any jurisdiction requires legal title to any portion of the Trust Property to be vested otherwise, the Sponsor may cause legal title to such portion of the Trust Property to be held by or in the name of the Sponsor or any other Person (other than a Beneficial Owner) as nominee.

ARTICLE II

SHARES

Section 2.01 Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into Shares. Each Share of the Trust shall represent an equal beneficial interest in the net assets of the Trust, and each holder of Shares shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares issued hereunder shall be fully paid and non-assessable. No Share shall have any priority or preference over any other Share of the Trust. All distributions, if any, shall be made ratably among all Registered Owners from the assets of the Trust according to the number of Shares held of record by such Registered Owner on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Every Registered Owner, by virtue of having purchased or acquired a Share, shall have expressly consented and agreed to be bound by the terms of this Trust Agreement.

The Sponsor shall have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor shall determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such Persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable.

Section 2.02 Form of Certificates; Book Entry; Transferability of Shares.

(a) Other than the initial global Certificate, the Certificates evidencing Shares shall be substantially in the form set forth in Exhibit A attached to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Shares shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless a Certificate evidencing those Shares has been executed by the Sponsor by the manual or facsimile signature of a duly authorized signatory of the Sponsor and, if a Transfer Agent for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Transfer Agent. The Administrator shall maintain books on which the registered ownership of each Share and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing Shares bearing the manual or facsimile signature of a duly authorized signatory of the Administrator and the manual signature of a duly authorized officer of the Transfer Agent, if applicable, who was, at the time such Certificates were executed, a proper signatory of the Administrator or Transfer Agent, if applicable, shall bind the Administrator, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Certificates.

(b) The Trust shall not engage in any business or activities other than those authorized by this Agreement or incidental and necessary to carry out the duties and responsibilities set forth in this Agreement. The Trust shall not issue or sell any certificates or other obligations other than the Shares and shall not otherwise incur, assume or guarantee any indebtedness for money borrowed.

(c) The Administrator and the Sponsor will apply to DTC for acceptance of the Shares in its book-entry settlement system. The Sponsor shall enter into such customary agreements as may be required by DTC in connection therewith. Shares deposited with DTC shall be evidenced by one or more global Certificates that shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d) So long as the Shares are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by law, notwithstanding the provisions of Sections 2.02(a) and (b), all Shares shall be evidenced by one or more global Certificates the Registered Owner of which is DTC or a nominee of DTC and (i) no Beneficial Owner of Shares will be entitled to receive a separate Certificate evidencing those Shares, (ii) the interest of a Beneficial Owner in Shares represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by DTC or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest and (iii) the rights of a Beneficial Owner with respect to Shares represented by a global Certificate will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and DTC or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in Shares. So long as DTC or another authorized Depository selected by Sponsor is the Registered Owner, the Trustee and Sponsor may treat DTC or such other Depository as the absolute owner of the Shares for all purposes whatsoever, including with respect to the payment of distributions and the giving of notices of redemption, tender and other matters with respect to the Shares.

(e) If, at any time when Shares are evidenced by a global Certificate, DTC ceases to make its book-entry settlement system available for such Shares, the Sponsor shall execute and deliver separate Certificates evidencing Shares to a successor authorized Depository identified by Sponsor and available to act, or, if no successor Depository is identified and able to act, the Trustee shall terminate the Trust in accordance with Section 8.01.

(f) Title to a Certificate evidencing Shares (and to the Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a certificated security under Article 8 of the Uniform Commercial Code of the State of Delaware; provided, however, that the Trustee and the Sponsor, notwithstanding any notice to the contrary, may treat the Registered Owner of Shares as the absolute owner thereof for the purpose of determining the Person entitled to any distribution or to any notice provided for in this Agreement and for all other purposes.

Section 2.03 Transfer of Shares.

(a) The Shares are only transferable through the book-entry system of DTC. Registered Owners who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers shall be made in accordance with standard securities industry practice.

(b) Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global Certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a Certificate or other definitive document representing such interest.

(c) DTC shall take any action permitted to be taken by a Registered Owner (including, without limitation, the presentation of a global Certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global Certificates are credited and only in respect of such portion of the aggregate principal amount of the global Certificate as to which such DTC Participant or Authorized Participants has or have given such direction.

Section 2.04 Investments in the Trust. Investments in the Trust may be accepted by the Trust from such Persons, at such times and on such terms as the Sponsor from time to time may authorize. Each investment shall be credited to the Registered Owner’s account in the form of full and fractional Shares of the Trust at the net asset value per Share next determined after receipt of the investment; provided, however, that the Sponsor may, in its sole discretion, impose a sales charge, transaction fee or other charges upon investments or place such other restrictions on investments as the Sponsor, in its sole discretion, deems appropriate.

Section 2.05 Status of Shares and Limitation of Personal Liability. The ownership of the Trust Property and the right to conduct the business of the Trust described herein are vested exclusively in the Sponsor and the Trustee (solely to the extent set forth herein). The Beneficial

Owner shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any Trust Property, rights or interests of the Trust, nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. Every Registered Owner or Beneficial Owner, by virtue of having purchased a Share, shall become a Registered Owner or Beneficial Owner of the Trust and shall be held to have expressly assented and agreed to be bound by the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination or bankruptcy of a Registered Owner or Beneficial Owner during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Registered Owner or Beneficial Owner to an accounting or to take any action in court or elsewhere against the Trust, the Sponsor or the Trustee, but entitles such representative only to the rights of such Registered Owner or Beneficial Owner under this Trust Agreement. Ownership of Shares shall not constitute the Beneficial Owner as partners. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Trust Agreement or as specified by the Trust or the Sponsor when creating the Shares). No Registered Owner or Beneficial Owner shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Beneficial Owners shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

Section 2.06 Designation and Rights of Shares. Shares of the Trust shall have the following rights and preferences:

(a) Voting. All Shares of the Trust entitled to vote on a matter shall vote without differentiation on a one vote per each Share (including fractional votes for fractional shares) basis, as set forth in Article IX herein.

(b) Equality. All the Shares shall represent an equal proportionate undivided interest in the assets of the Trust (subject to the liabilities of the Trust), and each Share shall be equal to each other Share.

(c) Fractions. Any fractional Share shall carry proportionately all the rights and obligations of a whole Share, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

Section 2.07 Creation and Redemption of Shares. The Trust will create and redeem Shares from time to time, but only in one or more Creation Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin, in the case of “in-kind” creations and redemptions, or cash, in the case of cash creations and redemptions, represented by the baskets being created or redeemed, as set forth herein. Subject to the Exchange receiving the necessary regulatory approvals to permit the Trust to create and redeem Shares in-kind (i.e., in bitcoin) (the “In-Kind Regulatory Approval”), all Purchase Orders and Redemption Orders will take place in exchange for cash.

Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets. Authorized Participants must be (a) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (b) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement shall provide procedures for the creation and redemption of Creation Baskets and for the delivery, or facilitation of delivery, of the cash (or, following the receipt of In-Kind Regulatory Approval, bitcoin, if applicable) required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust or the Sponsor (as the case may be), without the consent of any Registered Owner or Beneficial Owner. Authorized Participants shall pay the Transfer Agent a fee for each order they place to create or redeem one or more Creation Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Creation Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Each Authorized Participant shall be required to be registered as a broker-dealer under the Exchange Act, and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and shall be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant shall have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Sections 2.08 and 2.09 below specify the procedures that shall be used for the creation and issuance of Creation Baskets and the redemption of Creation Baskets.

Section 2.08 Creation and Issuance of Creation Baskets. The following procedures, except to the extent otherwise provided in the Authorized Participant Agreement for each Authorized Participant, which may be amended from time to time in accordance with the provisions of such Authorized Participant Agreement (and any such amendment shall not constitute an amendment of this Trust Agreement), shall apply to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets that may be issued by the Trust shall be unlimited.

(a) Creation and Issuance of Creation Baskets. On any Business Day, an Authorized Participant may place an order to create one or more Baskets in the manner provided in the Authorized Participant Agreement (such request by an Authorized Participant, a “Purchase Order”). Purchase Orders must be placed by the Creation Order Cut-Off Time. The day on which a valid Purchase Order is received in the manner provided in the Authorized Participant Agreement is referred to as the “Purchase Order Date.” Authorized Participants may not withdraw a creation request.

Prior to the delivery of Creation Baskets for a Purchase Order, the Authorized Participant must have wired to the Transfer Agent the nonrefundable transaction fee due for the

Purchase Order. An Authorized Participant shall also be responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the creation or redemption of Creation Baskets, regardless of whether such tax or charge is imposed directly on the Authorized Participant; and by placing a Purchase Order an Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a Purchase Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian, unless In-Kind Regulatory Approval has been obtained, in which case the Authorized Participant agrees to facilitate the deposit of bitcoin with the Bitcoin Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

Prior to the receipt of In-Kind Regulatory Approval, if applicable, the total amount of cash required to create each Creation Basket is an amount of cash that is sufficient to purchase an amount of bitcoin that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the Purchase Order is properly received, as the number of Shares to be created under the Purchase Order is in proportion to the total number of Shares outstanding on the date the Order is received. On Creation Trade Date, following receipt of the Purchase Order from the Authorized Participant, the Trust shall, in its sole discretion, select a Liquidity Provider and execute a trade to purchase bitcoin from that Liquidity Provider in the amount of the Creation Basket Deposit (the calculation of which is explained below), with the purchased bitcoin to be delivered by the Liquidity Provider to the Trust on the Creation Settlement Date in exchange for a cash price to be delivered by the Trust to the Liquidity Provider on Creation Settlement Date. The Liquidity Provider, not the Authorized Participant, shall be responsible for delivering bitcoin to the Trust.

Determination of Required Deposits. Pending the receipt of In-Kind Regulatory Approval, the total deposit, in cash, required to create each Basket (“Basket Cash Component”) changes from day to day. To determine the Creation Basket Deposit, the Administrator starts by determining the number of bitcoin held by the Trust as of the opening of business on Trade Date, and subtracts the amount of bitcoin constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on Trade Date. Fractions of a bitcoin smaller than 0.0000001 are disregarded for purposes of the computation of the Creation Basket Deposit. Second, this figure, in bitcoin, is divided by the quotient of the number of Shares outstanding at the opening of business on Trade Date divided by 50,000 (“Creation Basket Deposit”). This produces the Creation Basket Deposit, which is the number of bitcoin attributable to each Creation Basket as of the opening of business on Trade Date. Third the resulting bitcoin amount is then valued, in cash, at the Index calculated on Trade Date, or in accordance with the other valuation policies described in the Registration Statement if the Index is not available. This produces the Basket Cash Component.

The Creation Basket Deposit, and the Basket Cash Component, is communicated via DTC through the Administrator and is made available on the Sponsor’s website for the Shares. The Exchange may also publish the Creation Basket Deposit determined by the Administrator as indicated above.

By the end of day Eastern Standard Time (or such other time as the parties may agree) on Creation Trade Date, the Administrator will calculate and transmit the Required Cash Creation Total, consisting of (1) the Basket Cash Component, (2) Cash Amount, and (3) any Purchase Slippage, to the Authorized Participant, which the Authorized Participant shall be responsible for delivering in cash on Creation Settlement Date to the Trust’s account at the Cash Custodian. The Trust acknowledges that, if the actual cash purchase price of bitcoin from the Liquidity Provider is below the Basket Cash Component, the Authorized Participant shall be entitled to retain the difference and the Required Cash Creation Total shall be reduced accordingly.

Delivery of Required Deposits. On the Creation Settlement Date, the Authorized Participant shall wire the Required Cash Creation Total to the Trust’s account at the Cash Custodian in cleared, immediately available funds by 1:00 p.m. Eastern Standard Time. The Trust shall instruct the Cash Custodian to transfer the cash proceeds to the Trust’s Fiat Account. The Liquidity Provider delivers bitcoin to the Trust’s Clearing Account in exchange for the cash purchase price, a delivery facilitated by the Bitcoin Custodian under the Clearing Agreement. Upon settlement by the Bitcoin Custodian, in its capacity as the provider of Clearing Services pursuant to the Clearing Agreement, of the bitcoin purchase from the Liquidity Provider and the deposit of bitcoin in the Trust’s Clearing Account, the Trust instructs the Transfer Agent to release the Shares to the Authorized Participant, and the Transfer Agent directs DTC to credit the number of Shares ordered to the applicable DTC account, by close of business on the Creation Settlement Date and the Creation Order is settled. If the bitcoin purchase transaction between the Trust and the Liquidity Provider fails to settle, the Authorized Participant shall have the option to cancel the Creation Order, in which case the Trust will return the Required Cash Creation Total less the Cash Amount to the Authorized Participant and the Shares will not be issued, or the Sponsor may use an alternative execution method for the Trust to purchase bitcoin, in which case the Authorized Participant agrees and acknowledges it is responsible for any Purchase Slippage and Cash Amount relating to such alternative execution method. The expense and risk of delivery and ownership of cash until such cash has been received in immediately available, cleared federal funds by the Cash Custodian on behalf of the Trust will be borne solely by the Authorized Participant.

(b) Rejection of Purchase Orders. The Sponsor acting by itself or through the Person authorized to take Purchase Orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any Purchase Order (1) the Sponsor or the Person authorized to take Purchase Orders determines not to be in proper form, (2)  that would not be in the best interest of the Shareholders of the Trust, (3) the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Trust or its Shareholders, (4) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (5) if circumstances outside the control of the Sponsor, the Person authorized to take Purchase Orders in the manner provided in the Authorized Participant Agreement, the Bitcoin Custodian or cash custodian make it for all practical purposes impracticable or not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective). None of the Sponsor, the Transfer Agent, the

Person authorized to take Purchase Orders in the manner provided in the Authorized Participant Agreement, the Bitcoin Custodian, or the cash custodian shall be liable for the rejection of any Purchase Order or Creation Basket Deposit.

(c) Changes in Creation Procedures. The procedures set forth in this Section 2.08 may be changed from time-to-time at the sole discretion of the Sponsor. In the event of any conflict between the procedures described in this Section 2.08 and the procedures set forth in the Authorized Participant Agreement, the Authorized Participant Agreement shall control.

Section 2.09 Redemption of Creation Baskets. The following procedures, except to the extent otherwise provided in the Authorized Participant Agreement for each Authorized Participant, which may be amended from time to time in accordance with the provisions of such Authorized Participant Agreement (and any such amendment shall not constitute an amendment of this Trust Agreement), apply to the redemption of Creation Baskets.

(a) Redemption of Creation Baskets.

(i) The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of Creation Baskets with an additional safeguard on bitcoin or cash, if any, being removed from the Trust’s Bitcoin Custodian or cash custodian account. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Baskets (each, a “Redemption Order”). Redemption Orders must be placed by the Redemption Order Cut-Off Time. A Redemption Order so received shall be effective on the date it is received in satisfactory form by the Transfer Agent (“Redemption Order Date”). The redemption procedures shall allow Authorized Participants to redeem baskets but do not entitle an individual Beneficial Owner to redeem any Shares in an amount less than a Creation Basket, or to redeem Creation Baskets other than through an Authorized Participant.

(ii) By placing a Redemption Order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Trust not later than 4:00 p.m. Eastern Time on the first Business Day following the effective date of the Redemption Order. Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Participant must also have wired to the Transfer Agent the non-refundable transaction fee due for the Redemption Order. As a condition precedent to the surrender of any Shares or withdrawal of any Trust Property, the Sponsor (i) may require payment from the applicable Authorized Participant of a sum sufficient to reimburse it for any tax or other governmental charges and any transfer or other fee with respect thereto (including any such tax or charge and fee with respect to any bitcoin being withdrawn) and payment of any applicable fees as herein provided and (ii) may also require compliance with any regulations the Trust may establish consistent with the provisions of this Agreement. If an Authorized Participant fails to consummate the foregoing, the order may be cancelled. The applicable Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax, charge or fee, together with any applicable penalties, additions to tax and interest thereon.

An Authorized Participant may not withdraw a Redemption Order.

(iii) The manner by which redemptions are made shall be dictated by the terms of the Authorized Participant Agreement. On Redemption Trade Date, following receipt of the Redemption Order from the Authorized Participant, the Trust shall instruct the Bitcoin Custodian to move the bitcoin in the amount of the Creation Basket Deposit out of the Trust’s Custody Account into the Trust’s Clearing Account. On Redemption Trade Date, the Trust in its sole discretion, shall select a Liquidity Provider and execute a trade to sell the bitcoin in exchange for cash to be delivered on the Redemption Settlement Date. The Redemption Settlement Date shall be the immediately following Business Day after the Redemption Trade Date, unless the parties otherwise agree in writing. The Liquidity Provider, not the Authorized Participant, shall be responsible for purchasing bitcoin from the Trust. By placing a Redemption Order, an Authorized Participant agrees to facilitate the delivery of the Basket of Shares to be redeemed through DTC’s book-entry system to the Trust’s account with the Transfer Agent no later than 4:00 p.m. Eastern Time on the Redemption Settlement Date. If an Authorized Participant fails to consummate the foregoing, the order may be cancelled.

(b) Determination of Redemption Distribution. By 8:00 p.m. Eastern Standard Time (or such other time as the parties may agree) on Redemption Trade Date, the Administrator will calculate and transmit the Required Cash Redemption Total that the Trust is responsible for delivering in cash on Redemption Settlement Date to the Authorized Participant’s designated bank account. The Required Cash Redemption Total consists of (1) Basket Cash Component, minus (2) the Cash Amount, and minus (3) any Redemption Slippage. The Trust acknowledges that, if the actual cash sale price realized from selling bitcoin to the Liquidity Provider is above the Basket Cash Component, the Authorized Participant shall be entitled to retain the difference and the Required Cash Redemption Total shall be increased accordingly.

(c) Delivery of Redemption Distribution. On the Redemption Settlement Date, the Liquidity Provider delivers cash to the Trust’s Fiat Account for the cash purchase price of the Trust’s bitcoin, as facilitated by the Bitcoin Custodian under the Clearing Agreement. Upon settlement of the bitcoin sale by the Trust to the Liquidity Provider and the receipt of the Liquidity Provider’s cash in the Trust’s Fiat Account, the Trust instructs the Bitcoin Custodian to transfer the cash to the Trust’s Cash Custodian account. The Trust then instructs the Transfer Agent to deliver the Authorized Participant’s Shares in the Creation Basket Deposit back to the Trust, in exchange for which the Trust instructs the Cash Custodian to transfer the Required Cash Redemption Total to the Authorized Participant’s designated bank account and the Redemption Order is settled. If the bitcoin sale transaction between the Trust and the Liquidity Provider fails to settle, the Authorized Participant shall have the option to cancel the Redemption Order, in which case the Trust will retain its bitcoin and the Authorized Participant will retain the associated Shares and will not receive any cash, or the Sponsor may use an alternative execution method for the Trust to sell bitcoin, in which case the Authorized Participant agrees and acknowledges it is responsible for any Redemption Slippage and Cash Amount relating to such alternative execution method. If the Trust’s DTC account has not been credited with all of the Creation Baskets to be redeemed by such time, the redemption distribution will also be delayed.

(d) Suspension or Rejection of Redemption Orders. The Sponsor may, in its sole discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. None of the Sponsor, the Person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement, the provider of Clearing Services, Cash Custodian or the Bitcoin Custodian shall be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Orders must be made in whole Creation Baskets. The Sponsor acting by itself or through the Person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the Person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement, prime broker, cash custodian or the Bitcoin Custodian make it for all practical purposes not feasible for the Shares to be delivered or the redemption distribution to be made under the Redemption Order. The Sponsor may also reject a Redemption Order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares or less.

(e) Creation and Redemption Transaction Fee. To compensate the Transfer Agent for its expenses in connection with the creation and redemption of Creation Baskets, an Authorized Participant shall be required to pay a transaction fee to the Transfer Agent to create or redeem Creation Baskets, regardless of the number of baskets in such order (the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the Transaction Fee and shall not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.

(f) Changes in Redemption Procedures. The procedures set forth in this Section 2.09 may be changed from time-to-time at the sole discretion of the Sponsor. In the event of any conflict between the procedures described in this Section 2.09 and the procedures set forth in the Authorized Participant Agreement, the Authorized Participant Agreement shall control.

(g) Liability or Authorized Participants for Taxes and Other Governmental Charges. An Authorized Participant is responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the redemption of Shares or the transfer of bitcoin in connection therewith, regardless of whether such tax or charge is imposed directly on the Authorized Participant. The applicable Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax, charge or fee, together with any applicable penalties, additions to tax and interest thereon.

Section 2.10 Cash Distributions. In the event the Trust distributes any cash, other than in connection with a Redemption Order, the Trust shall distribute the amount available for the distribution to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively; provided, however, that, if the Trust is required to withhold and does withhold from such cash an amount on account of trading costs, transaction fees and/or taxes, the amount distributed to the Registered Owners shall be reduced accordingly. The Trust shall distribute only such amount, however, as can be distributed without attributing to any Registered

Owner a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent. The Trust will not accept any deposits if it holds any cash or other property besides bitcoin.

Section 2.11 Other Distributions. Unless otherwise provided herein, whenever the Trust receives any property in respect of Trust Property other than cash proceeds of a sale of Trust Property (including any claim that accrues in favor of the Trust on account of any loss of deposited bitcoin or other Trust Property), the Sponsor shall cause the Trust to distribute such property to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively, after deduction or upon payment of the expenses of the Trust or the Sponsor (acting for the Trust), in such manner as the Sponsor may deem lawful, equitable and feasible for accomplishing such distribution, in its sole discretion; provided, however, that if in the opinion of the Sponsor such distribution cannot be made proportionately among the Registered Owners entitled thereto, or if for any other reason (including any requirement that the Trust, or the Sponsor on behalf of the Trust, withhold an amount on account of taxes or other governmental charges or that securities must be registered under the Securities Act in order to be distributed to Registered Owners) the Sponsor deems such distribution not to be lawful and feasible, the Trust shall adopt such method as the Sponsor deems lawful, equitable and feasible for the purpose of effecting such distribution, after deduction or upon payment of the expenses of the Trust or the Sponsor (acting for the Trust), including the public or private sale of property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Trust to the Registered Owners entitled thereto as in the case of a distribution received in cash. Neither the Trust not the Sponsor shall be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trust pursuant to the Sponsor’s instruction or otherwise made by the Trust in good faith.

ARTICLE III

TRUSTEE

Section 3.01 Duties. Delaware Trust Company is appointed to serve as the Trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and no such duties shall be implied. The duties of the Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware, and (b) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Act,. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Registered Owner or Beneficial Owner or any other Person, it is hereby understood and agreed by the Sponsor that such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in this Trust Agreement.

Section 3.02 Liability of Trustee. The Trustee shall not be liable for the acts or omissions of the Sponsor, the Transfer Agent, or any other person, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor, the Transfer Agent, the Trust or any other person under this Agreement. The Trustee shall not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee shall not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of this Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances shall the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee has not prepared or verified, and shall have no duty, responsibility or obligation or any liability therefore, for any information, disclosure, or other statement in any memorandum or other documents issued in connection with the sale or transfer of any Shares;

(f) the Trustee shall not be liable or any actions taken or omitted to be taken by it in accordance with the written instructions of the Sponsor;

(g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Sponsor unless the Sponsor has offered Delaware Trust Company (in its individual capacity and in its capacity as Trustee) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by it (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent, approval, authorization or order of, giving of notice to, or the registration with or taking any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge becoming payable by the Trustee under the laws of any jurisdiction or any political subdivision thereof other than the State of Delaware, or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the actions of the trustee contemplated by this Trust Agreement;

(i) the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(j) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(k) except as expressly provided in this Article III, in accepting and performing the trust hereby created the Trustee acts solely as a trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust Property for payment or satisfaction thereof; and

(l) the Trustee shall not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

Section 3.03 Compensation and Expenses of the Trustee. The Trustee (or any successor Trustee) shall be entitled to receive compensation from the Sponsor or from the Trust for its services in accordance with such schedules as shall have been separately agreed to from time to time by the Sponsor and the Trustee or Trust. The Trustee may consult with counsel (who may be counsel for the Sponsor or for the Trustee). The reasonable legal fees incurred in connection with such consultation shall be reimbursed to the Trustee pursuant to this Section; provided that no such fees shall be payable to the extent that they are incurred as a result of the Trustee’s gross negligence, bad faith or willful misconduct. The Trustee may earn compensation in the form of short-term interest on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Trustee is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments. Any amounts paid to the Trustee pursuant to this Article III shall be deemed to not be part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate. Notwithstanding any other provisions of this Trust Agreement, all payments to the Trustee, including fees, expenses and any amounts paid in connection with indemnification of the Trustee in accordance with the terms of this Trust Agreement will be payable only in U.S. Dollars.

Section 3.04 Term; Resignation. The Trustee shall serve for the duration of the Trust and until the earlier of (a) the effective date of the Trustee’s resignation, or (b) the effective date of the removal of the Trustee. The Trustee is permitted to resign upon at least sixty (60) days’ prior written notice to the Sponsor; provided, however, that said resignation shall not be effective until such time as a successor Trustee has accepted such appointment. The Trustee may be removed by the Sponsor at any time, upon sixty (60) days’ prior written notice to the Trustee;

provided, however, such removal shall not be effective until such time as a successor Trustee has accepted such appointment.

Section 3.05 Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee. If no successor Trustee shall have been appointed and shall have accepted such appointment within sixty (60) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee appointed pursuant to this Section shall be eligible to act in such capacity in accordance with this Trust Agreement and, following compliance with this Section, shall become fully vested with the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. Any successor Trustee shall file any necessary amendments to the Certificate of Trust with the Secretary of State. Any such successor Trustee shall notify the Trustee of its appointment by providing a written instrument to the Trustee. At such time the Trustee shall be discharged of its duties herein. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the preceding sentence, be the Trustee under this Trust Agreement without further act.

Section 3.06 Indemnification. The Trustee, in its individual capacity and in its capacity as Trustee, or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) shall be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Trust Agreement or the transactions contemplated hereby; provided, however, that the Sponsor and the Trust shall not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons as provided herein shall survive the termination of this Trust Agreement.

The Trustee shall not be obligated to give any bond or other security for the performance of any of its duties hereunder.

ARTICLE iV

THE SPONSOR

Section 4.01 Management of the Trust. Pursuant to Sections 3806(a) and 3806(b)(7) of the Delaware Act, the Trust shall be managed by the Sponsor and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in its sole discretion in accordance with this Trust Agreement. The Sponsor may delegate, as provided herein, the duty and authority to manage the affairs of the Trust. Any determination as to what is in the interests of the Trust made by the Sponsor in good faith shall be conclusive. In construing the provisions of this Trust Agreement, the presumption shall be in favor of a grant of power to the Sponsor except as limited, restricted or prohibited by the express provisions of this Trust Agreement (see, e.g., Section 1.06). The enumeration of any specific power in this Trust Agreement shall not be construed as limiting the aforesaid or any other power.

The Trust shall not engage in any business or activities other than those authorized by this Trust Agreement or incidental and necessary to carry out the duties and responsibilities set forth in this Trust Agreement. Other than issuance of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in this Trust Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

Section 4.02 Authority of Sponsor. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement (see, e.g., Sections 1.02 and 1.04) or the Delaware Act, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights the Sponsor, in its sole discretion, deems necessary, proper, convenient or advisable to effectuate and carry out the purposes, activities and objectives of the Trust, which shall include, without limitation, the following:

(a) to enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements (including, but not limited to, insurance agreements) and any or all other documents and instruments, and to do and perform all such acts as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities and administration, and the activities and administration of the Trust, including, but not limited to contracts with third parties for services, it being understood that any document or instrument executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor; provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that (A) the Affiliate that it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed by the Affiliate); and (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties;

(b) to establish, maintain, deposit into, and/or otherwise draw upon accounts on behalf of the Trust with appropriate custodial, banking or other institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust, as applicable, by the Sponsor;

(c) to deposit, withdraw, pay, retain and distribute bitcoin and Trust Property, or any portion thereof, in any manner consistent with the provisions of this Trust Agreement;

(d) to place bitcoin orders for the Trust with bitcoin exchanges and/or OTC market participants directly or through any electronic or other trading system;

(e) to supervise the preparation and filing of the Registration Statement and the Trust’s prospectus (the “Prospectus”) and to execute the Registration Statement on behalf of the Trust;

(f) to pay or authorize the payment of distributions to the Registered Owners and pay or authorize the payment of the expenses of the Trust;

(g) to hold or dispose of Trust Property and to subscribe for, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, or otherwise deal in Trust Property, in each case subject to the limitations imposed by Article 1, and to do any and all acts and things for the maintenance, preservation, and protection of Trust Property; provided, however, that the Sponsor may withdraw bitcoin from the Trust to pay the Sponsor Fee or extraordinary expenses, costs, and liabilities of the Trust not assumed by the Sponsor pursuant to this Agreement; solely if withdrawal of bitcoin for such purpose is impracticable or unavailable, the Sponsor may sell bitcoin to pay the Sponsor Fee or extraordinary expenses; if the Sponsor sells bitcoin, which may be facilitated by the Bitcoin Custodian, in accordance with the foregoing, the Sponsor shall endeavor to sell bitcoin at such times and in the smallest amounts required to permit payment of expenses as they come due, it being the intention to avoid or minimize the Trust’s holdings of assets other than bitcoin. Neither the Trustee nor the Sponsor shall be liable or responsible in any way for loss or depreciation resulting or incurred by reason of any sale made pursuant to this Section 4.02;

(h) to exercise powers and right of subscription or otherwise with respect to the ownership of Trust Property;

(i) (A) prepare, or cause to be prepared, and file, or cause to be filed, an application to register any Shares under the Securities Act and/or the Exchange Act and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such registration and take such action as is necessary from time to time to qualify the Shares for offering and sale under the federal securities laws, including the preparation and filing of amendments and supplements to the registration statement, (B) promptly notify the Trustee of any amendment or supplement to the registration statement or prospectus, of any order preventing or suspending the use of the prospectus, or of any request for amending or supplementing the registration statement or prospectus, (C) provide the Trustee from time to time with copies, including copies in electronic form, of the prospectus, as amended and supplemented if such be the case, in such quantities as the Trustee may reasonably request and (D) prepare and file any periodic reports or updates that may be required under the Exchange Act;

(j) from time to time adopt, implement or amend such disclosure controls and procedures as are necessary or desirable, in the Sponsor’s reasonable judgment, to ensure compliance with the disclosure and ongoing reporting obligations under any applicable securities laws, and seek from the relevant securities or other regulatory authorities such relief, clarification or other action as the Sponsor shall deem necessary or desirable regarding the disclosure or financial reporting obligations of the Trust;

(k) to prepare and file an application to enable the Shares to be traded on the Exchange and to take any other action and execute and deliver any documents that may be necessary to effectuate such trading;

(l) to litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust, or any matter in controversy, including but not limited to claims for taxes; and

(m) to contract with any Person(s) appointing, suspending, terminating, removing, or replacing such Person(s), including any Affiliate, to provide services to the Trust, including without limitation, accountants, administrators, auditors, bitcoin exchanges and over-the-counter (“OTC”) market participants, index providers, transfer agents, shareholder servicing agents, marketing agents or other agents for the Trust.

The agreement pursuant to which an Affiliate is to perform services for the Trust shall be terminable by the Trust without penalty upon discovery of acts of fraud or willful malfeasance of the Affiliate in performing its duties thereunder.

Section 4.03 Obligations of Sponsor. In addition to the obligations expressly provided by the Delaware Act or this Trust Agreement, the Sponsor shall:

(a) execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(b) retain independent public accountants to audit the accounts of the Trust;

(c) employ attorneys to represent the Trust;

(d) select, remove, or replace the Trust’s Trustee, Administrator, Transfer Agent, custodian(s), bitcoin exchange counterparties and OTC market participant counterparties, index provider, marketing agent(s), insurer(s) and any other service provider(s), as the Sponsor deems appropriate in its sole discretion, and cause the Trust to enter into, suspend, terminate, or take other action in connection with contracts with such service provider(s), as the Sponsor deems appropriate in its sole discretion;

(e) negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in the Prospectus;

(f) develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

(g) maintain the Trust’s website;

(h) acquire and sell bitcoin, which may be facilitated by the Bitcoin Custodian or prime broker subject in each instance to the limitations imposed by Section 1.06, with a view to providing Shareholders with exposure to the performance of the price of bitcoin before payment of the Trust’s expenses and liabilities, valuing its Shares daily based on the pricing or valuation methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may change or adopt different pricing or valuation methodology without approval of the Shareholders);

(i) determine the Trust’s NAV and NAV per Share or appoint a designee to perform such task, and select, remove, change, or replace the pricing or valuation methodology or policies used to value the Trust’s assets and determine NAV and NAV per Share, in its sole discretion;

(j) pay all of the Trust’s extraordinary fees, expenses and liabilities not assumed by the Sponsor, if any, including, without limitation, non-recurring fees such as taxes and governmental charges, any applicable brokerage commissions, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider or legal counsel engaged by the Sponsor) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain, any assets issued or connected with such fork), any indemnification of the cash custodian, Bitcoin Custodian, prime broker, Administrator, Authorized Participants, or other agents, service providers or counterparties of the Trust, legal claims and liabilities, judgments, damages, litigation, regulatory proceedings or investigation costs or penalties, one-time regulatory licensing or registration costs or expenses, and such other extraordinary and non-recurring fees and expenses as determined in the sole discretion of the Sponsor. For extraordinary fees, expenses, and liabilities not assumed by the Sponsor, the Sponsor shall pay these expenses as they become due and seek contemporaneous reimbursement from the Trust in the form of bitcoin at the time of payment by the Sponsor of such extraordinary fees, expenses and liabilities not assumed by the Sponsor. For extraordinary expenses denominated in dollars, the Sponsor shall convert the expense amounts into bitcoin at the Index price on the date the Sponsor seeks such reimbursement from the Trust, and shall withdraw the corresponding amounts of bitcoin from the Trust as reimbursement for paying such extraordinary expenses of the Trust. For extraordinary expenses denominated in bitcoin, if any, the Sponsor shall withdraw the corresponding amounts of bitcoin from the Trust as reimbursement for paying such extraordinary expenses. Only if the former is impracticable or unavailable, from time to time the Sponsor may arrange for or facilitate the selling of bitcoin of the Trust in such quantity as may be necessary to permit the payment of such extraordinary Trust fees, expenses and liabilities not assumed by the Sponsor. The Sponsor may, but is not obligated, to sell bitcoin at such times and in the smallest amounts required to permit such payments to be made as they become due, with the intention to avoid or minimize the Trust’s holdings of assets other than bitcoin.

(k) pay all ordinary operating expenses (except for extraordinary expenses not assumed by the Sponsor as described in Section 4.03(j) above) out of the Sponsor Fee, and the Sponsor may from time to time withdraw bitcoin in such quantity as is necessary to permit payment of the Sponsor Fee;

(l) enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(m) receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Purchase Orders, as described in Section 2.08 herein and in the Authorized Participant Agreement;

(n) in connection with Purchase Orders, receive directly or through its delegates the number of bitcoin and/or cash in an amount equal to the net asset value of a Creation Basket from Authorized Participants;

(o) in connection with Purchase Orders, after accepting an Authorized Participant’s Purchase Order and receiving bitcoin in an amount equal to the Creation Basket Deposit, or the amount of cash needed to purchase the quantity of bitcoin corresponding to the Creation Basket Deposit, in accordance with Section 2.08 herein and the Authorized Participant Agreement, the Sponsor or its delegate shall direct the Trust’s appointed Transfer Agent to credit the Creation Baskets to fill the Participant’s Purchase Order within one Business Day immediately following the receipt of bitcoin and/or cash;

(p) receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Redemption Orders, as described in Section 2.09 herein and in the Authorized Participant Agreement;

(q) in connection with Redemption Orders, after receiving the Redemption Order specifying the number of Creation Baskets that the Authorized Participant wishes to redeem and after the Trust’s DTC account has been credited with the Creation Baskets to be redeemed, the Sponsor or its delegates shall transfer to the redeeming Authorized Participant, in accordance with Section 2.09 herein and the Authorized Participant Agreement: (i) in the case of an in-kind redemption, an amount of bitcoin equal to the number of Creation Baskets being redeemed, or (ii) in the case of an in-kind redemption, the cash proceeds of the sale of such bitcoin;

(r) assist in the preparation and filing of reports and proxy statements (if any) to the Registered Owners, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

(s) use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration;

(t) monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

(u) perform such other services as the Sponsor believes the Trust may from time to time require; and

(v) in general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed as both objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Sponsor. Any action by the Sponsor hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

The Sponsor shall be entitled to delegate its obligations under this Trust Agreement and applicable law to third parties, including any Affiliate, and shall not be liable for the actions of such third party to the extent the selection of such third party was made with reasonable care or, as applicable, the selection of such Affiliate was made in accordance with Section 4.02(a).

Section 4.04 Compensation of the Sponsor. The Sponsor shall be entitled to compensation for its services as Sponsor of the Trust as set forth herein. The Trust shall pay the Sponsor a unified fee specified in the Registration Statement (the “Sponsor Fee”). The Administrator will make its determination regarding the Sponsor Fee each day by reference to the

Trust’s NAV as of that day. The Sponsor Fee will be accrued daily and payable monthly in arrears on, or by, the tenth Business Day of each month in respect of the prior month (or on the date of termination of this Trust Agreement, in respect of the period commencing on the first day of the period beginning after the last period in respect of which the Sponsor Fee was paid and ending on such termination date). The Sponsor Fee will accrue daily in U.S. dollars and be payable monthly in arrears in bitcoin. Each month, the Administrator will calculate the Sponsor Fee for each day of the month, resulting in a cumulative total in U.S. dollars, which the Administrator will then calculate the bitcoin equivalent of by reference to the Index as of the date of calculation, and the Sponsor shall then withdraw the corresponding amount of bitcoin from the Trust's Bitcoin Account in payment of the Sponsor Fee. The Trustee shall have no liability or responsibility for amounts paid to the Sponsor pursuant to this Section 4.04. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of its fee payable under this Section 4.04. The Sponsor is under no obligation to waive its fees hereunder, and any such waiver shall create no obligation to waive fees during any period not covered by the applicable waiver. Any fee waiver by the Sponsor shall not operate to reduce the Sponsor’s obligations hereunder.

Section 4.05 Sponsor’s Obligations With Respect to Hard Forks. Because bitcoin software is open source, any user can download the software, modify it and then propose that bitcoin users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., a “split”) of the Bitcoin network (and the blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a “hard” fork would be the existence of two (or more) versions of the Bitcoin network running in parallel, but with each version’s bitcoin lacking interchangeability. Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run.

Neither the Trust nor the Sponsor shall have any obligation to take any actions that would impact hard fork events or similar events at the network level. However, if such an event does occur, the Sponsor in its sole discretion may determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin network, is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes. If as a result of the hard fork the Trust ends up holding the original bitcoin and the new alternative forked asset, the Trust shall as soon as possible direct the Bitcoin Custodian to distribute the new alternative forked asset in-kind to the Sponsor, as agent for the Shareholders of the Trust, and the Sponsor shall arrange to sell the new alternative forked asset and distribute the proceeds to the Registered Owners. provided that the Sponsor determines that claiming or attempting to claim the forked asset that is not bitcoin is not impossible, impractical, prohibited by law, operationally burdensome, will expose the Trust, the Sponsor, or the Trust’s (original) bitcoin holdings to risk, may cause the Trust to fail to qualify as a grantor trust under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought, unjustified given the costs of taking possession and/or maintaining ownership of the forked asset exceed the benefits of owning the forked asset, or is otherwise inadvisable, in each case, as determined by the Sponsor in its sole and absolute discretion, taking into account whatever factors it deems necessary or appropriate. The Sponsor will make a similar determination in the event of an airdrop. The Sponsor may also consider whether the Bitcoin Custodian supports the forked asset or will permit the Trust to make a one-time withdrawal of the forked or airdropped asset. Notwithstanding the foregoing, neither the Trust nor the Sponsor shall be under any obligation to claim or attempt to secure or realize any economic benefit from the forked asset. The Sponsor may determine, in its sole and absolute discretion, to cause the Trust to irrevocably and permanently abandon, for no consideration, such forked assets, including, without limitation, if claiming or attempting to secure or realize economic benefit from the forked asset is impossible, impractical, prohibited by law, operationally burdensome, not supported by service providers such as the Bitcoin Custodian, will expose the Trust, the Sponsor, or the Trust’s (original) bitcoin holdings to risk, may cause the Trust to fail to qualify as a grantor trust under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought, is unjustified given the costs of taking possession and/or maintaining ownership of the forked asset exceed the benefits of owning the forked asset, or such abandonment is otherwise advisable, in each case, as determined by the Sponsor in its sole and absolute discretion, taking into account whatever factors it deems necessary or appropriate.

Similarly, neither the Trust nor the Sponsor shall be under any obligation to claim or attempt to secure or realize any economic benefit from “airdropped” assets, and the Sponsor may determine, in its sole and absolute discretion, to cause the Trust to irrevocably and permanently abandon, for no consideration, such forked assets.

Section 4.06 Liability of Sponsor and Indemnification.

(a) The Sponsor shall not be under any liability to the Trust, the Trustee, any Registered Owner or any Beneficial Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Registered Owner or any Beneficial Owner or to the Trustee other than as expressly provided for herein. The Sponsor shall not have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust or any other Person. To the extent that, at law or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Registered Owners, the Beneficial Owners, the Authorized Participants, or any other Person, the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Registered Owners, the Beneficial Owners, the Authorized Participants, or any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor. The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any Registered Owner, any Beneficial Owner or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Registered Owner, any Beneficial Owner or any other Person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under this Section 4.06 may be payable in advance or shall be secured by a lien on the Trust. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of this Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties as provided herein shall survive the termination of this Trust Agreement.

(d) Notwithstanding any other provision of this Trust Agreement or of applicable law, whenever in this Trust Agreement the Sponsor is permitted or required to make a decision:

(i) in its “discretion” or under a grant of similar authority, the Sponsor shall be entitled to consider such interests and factors as it desires, including its own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, any Registered Owner, any Beneficial Owner, any Authorized Participant, or any other Person;

(ii) in its “good faith” or under another express standard, the Sponsor shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Trust Agreement shall mean subjective good faith as such term is understood and interpreted under Delaware law.

(iii) The Sponsor and any of their respective Affiliates may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Registered Owners, the Beneficial Owners, the Authorized Participants or other Person for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Registered Owner, Beneficial Owner, Authorized Participant or other Person shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed to be wrongful or improper.

Section 4.07 Voluntary Withdrawal of the Sponsor. The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Registered Owners and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, the Trustee may elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the affairs of the Trust. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Section 4.08 Litigation. The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

Section 4.09 Bankruptcy; Merger of the Sponsor.

(a) The Sponsor shall not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) To the fullest extent permitted by law, and on sixty (60) days’ prior written notice to the Registered Owners of their right to vote thereon, if any such transaction is other than with an affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the

Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor or the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.07 or an Event of Withdrawal for purposes of Section 8.01(a)(iv).

ARTICLE V

BOOKS OF ACCOUNT, REPORTS AND FISCAL YEAR

Section 5.01 Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust as are required by the applicable law and regulations and as are usually entered into books of account kept by trusts. The books of account shall be kept at the principal office of the Trust and each Beneficial Owner (or any duly constituted designee of a Beneficial Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Beneficial Owner’s interest as a beneficial owner of the Trust. Such books of account shall be kept, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Section 5.05.

Section 5.02 Annual Updates, Quarterly Updates and Account Statements. So long as the Shares are listed, quoted or traded on an Exchange or registered under the Securities Act or the Exchange Act, the Sponsor shall prepare and publish the Trust’s Annual Reports and Quarterly Reports as required by the rules and regulations of such Exchange or the SEC, as applicable.

Section 5.03 Maintenance of Records. The Sponsor shall maintain for a period of at least six Fiscal Years (a) all books of account required by Section 5.01 hereof; (b) a list of the names and last known address of, and number of Shares owned by, all Registered Owners; (c) a copy of the Certificate of Trust and all certificates of amendment thereto; (d) executed copies of any powers of attorney pursuant to which any certificate has been executed; (e) copies of the Trust’s U.S. federal, state and local income tax returns and reports, if any; (f) copies of any effective written Trust Agreements, Authorized Participant Agreements, including any amendments thereto; and (g) any financial statements of the Trust. The Sponsor may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format as the Sponsor may determine in its sole discretion, provided that the Sponsor shall use reasonable care to prevent the loss or destruction of such records. If there is a conflict between this Section 5.03 and the rules and regulations of any Exchange on which the Shares are listed, quoted or traded or, if applicable, the SEC with respect to the maintenance of records, the records shall be maintained pursuant to the rules and regulations of such Exchange or the SEC.

Section 5.04 Calculation of Net Asset Value. The Trust’s NAV per Share is calculated by: (i) taking the current market value of its total assets; (ii) subtracting any liabilities; and (iii) dividing that total by the total number of outstanding Shares. The Sponsor has the exclusive authority to determine the Trust’s NAV and NAV per Share, which it may delegate in its discretion. The NAV for a normal trading day will be released after 4:00 p.m. Eastern Time.

Section 5.05 Fiscal Year. The fiscal year of the Trust shall initially be the period ending December 31 of each year (the “Fiscal Year”). The Sponsor shall have the continuing right to select an alternate fiscal year permitted by the Code and other applicable law.

ARTICLE VI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

Section 6.01 Amendments to the Trust Agreement. Subject to Section 1.02 and 1.06, the Trustee and the Sponsor may amend any provision of this Agreement without the consent of any Person, including any Registered Owner or Beneficial Owner, provided that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Registered Owners or the Beneficial Owners, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Registered Owners. Notwithstanding the foregoing, the Sponsor shall have the right to increase or decrease the amount of the Sponsor Fee (i) upon three (3) Business Days’ prior notice of the increase or decrease being posted on the website of the Trust and (ii) upon three (3) Business Days’ prior written notice of the increase or decrease being given to the Trustee. Every Registered Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby.

Section 6.02 Meetings of the Trust. Meetings of the Beneficial Owners may be called by the Sponsor in its sole discretion. The Sponsor shall furnish written notice to all Beneficial Owners thereof of the meeting and the purpose of the meeting, which shall be held on a date not less than ten (10) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. Beneficial Owners may vote in person or by proxy at any such meeting.

Section 6.03 Action Without a Meeting. Any action required or permitted to be taken by Beneficial Owners by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Beneficial Owner to any action of the Trust or any Beneficial Owner, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Beneficial Owner given in the manner provided in Section 10.06. The vote or consent of each Beneficial Owner so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Beneficial Owner, unless the Beneficial Owner expresses written objection to the vote or consent by notice given in the manner provided in Section 10.06 and actually received by the Trust within twenty (20) days after the notice of solicitation is sent. The Covered Persons dealing with the Trust shall be entitled to act in reliance on any vote or consent that is deemed cast or granted pursuant to this Section 6.03 and shall be fully indemnified by the

Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Beneficial Owners shall not be void or voidable by reason of any communication made by or on behalf of all or any of such Beneficial Owners in any manner other than as expressly provided in Section 10.06.

ARTICLE VII

TERM

The term for which the Trust shall exist shall be perpetual, unless terminated pursuant to the provisions of Article VIII hereof or as otherwise provided by law.

ARTICLE VIII

TERMINATION

Section 8.01 Events Requiring Dissolution of the Trust.

(a) The Trust shall dissolve at any time upon the happening of any of the following events:

(i) a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoins or seizes, impounds or otherwise restricts access to the Trust Property;

(ii) any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the net asset value of the Trust;

(iii) any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoins to U.S. Dollars; or

(iv) a certificate of dissolution or revocation of the Sponsor’s charter is filed (and ninety (90) days have passed after the date of notice to the Sponsor of revocation without a reinstatement of the Sponsor’s charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor (each of the foregoing events an “Event of Withdrawal”) has occurred unless (i) at the time there is at least one remaining Sponsor or (ii) within ninety (90) days of such Event of Withdrawal, the Trustee agrees in writing to continue the affairs of the Trust and to select, effective as of the date of such event, one or more successor Sponsors.

(b) The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

(i) the Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

(ii) the SEC determines that the Trust is an investment company required to be registered under the Investment Company Act of 1940;

(iii) the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

(iv) the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder;

(v) the Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services businesses, providers of prepaid or stored value or similar entities, or virtual currency businesses;

(vi) the Trust becomes insolvent or bankrupt;

(vii) the Bitcoin Custodian, cash custodian or prime broker resigns or is removed without replacement;

(viii) all of the Trust’s bitcoins are sold;

(ix) the Sponsor determines that the size of the Trust Property in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the affairs of the Trust;

(x) the Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code;

(xi) 60 days have elapsed since DTC or another Depository has ceased to act as depository with respect to the Shares and the Sponsor has not identified another Depository that is willing to act in such capacity;

(xii) the Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within one hundred and eighty (180) days; or

(xiii) the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

(c) The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Beneficial Owner (as long as such Beneficial Owner is not the sole Beneficial Owner of the Trust) shall not result in the termination of the Trust, and such Beneficial Owner, his or her estate, custodian or personal representative shall have no right to a redemption of such Beneficial Owner’s Shares. Each Beneficial Owner (and any assignee thereof) expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and he or she directs the legal representative of his or her estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the Trust Property and any right to an audit or examination of the books of account for the Trust, except for such rights as are set forth in Article VI hereof relating to the books of account and reports of the Trust.

Section 8.02 Distributions on Dissolution. Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Beneficial Owners may propose and approve) shall take full charge of the Trust Property. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Act, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Registered Owners and Beneficial Owners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Registered Owners, and (b) to the Beneficial Owners pro rata in accordance with their respective Percentage Interests of the Trust Property.

Section 8.03 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee in writing to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE IX

THE BENEFICIAL OWNERS

Section 9.01 No Management or Control; Limited Liability; Exercise of Rights through a Participant. The Beneficial Owners shall not participate in the management or control of the Trust nor shall they enter into any transaction on behalf of the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 9.03 hereof, no Beneficial Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of its Percentage Interest of the Trust Property. Except as provided in Section 9.03 hereof, each Share owned by a Beneficial Owner shall be fully paid and no assessment shall be made against any Beneficial Owner. No salary shall be paid to any Beneficial Owner in its capacity as a Beneficial Owner, nor shall any Beneficial Owner have a drawing account or earn interest on its Percentage Interest of the Trust Property. By the purchase and acceptance or other lawful delivery and acceptance of Shares, each owner of such Shares shall be deemed to be a Beneficial Owner and beneficiary of the Trust and vested with beneficial undivided interest in the Trust to the extent of the Shares owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Trust Agreement.

Section 9.02 Rights and Duties. The Beneficial Owners shall have the following rights, powers, privileges, duties and liabilities:

(a) The Beneficial Owners shall have the right to obtain from the Sponsor information on all things affecting the Trust, provided that such information is for a purpose reasonably related to the Beneficial Owner’s interest as a beneficial owner of the Trust.

(b) The Beneficial Owners shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Beneficial Owners’ transfer rights set forth in Section 2.03 and the Beneficial Owners’ redemption rights set forth in Section 2.09 hereof, Beneficial Owners shall have the right to demand a redemption of their Shares only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor, as provided in Section 8.02. In no event shall a Beneficial Owner be entitled to demand or receive property other than cash upon the dissolution and winding up of the Trust. No Beneficial Owner shall have priority over any other Beneficial Owner as to distributions. The Beneficial Owner shall not have any right to bring an action for partition against the Trust.

Except as set forth above, the Beneficial Owners shall have no voting or other rights with respect to the Trust.

Section 9.03 Limitation on Liability.

(a) Except as provided under Delaware law, the Beneficial Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of Delaware and no Beneficial Owner shall be liable for claims against or debts of the Trust in excess of its Percentage Interest of the Trust Property, except in the case of a Beneficial Owner that is an Authorized Participant, in the event that the liability is founded upon misstatements or omissions contained in such Authorized Participant Agreement. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Beneficial Owner with respect to amounts distributed to such Beneficial Owner or amounts received by such Beneficial Owner upon redemption of such Beneficial Owner’s Shares unless, under Delaware law, such Beneficial Owner is liable to repay such amount.

(b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the Trust Property, each Beneficial Owner against any claims of liability asserted against such Beneficial Owner solely because it is a beneficial owner of one or more Shares as a Beneficial Owner.

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Beneficial Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Beneficial Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital that the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Beneficial Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

Section 9.04 Business of Beneficial Owners. Except as otherwise specifically provided herein, any of the Beneficial Owners and any shareholder, officer, director, employee or other Person holding a legal or beneficial interest in an entity that is a Beneficial Owner, may engage in or possess an interest in business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the affairs of the Trust, shall not be deemed wrongful or improper.

Section 9.05 Authorization of Registration Statement. Each Beneficial Owner (or any permitted assignee thereof) hereby agrees that the Trust, the Sponsor and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in, or contemplated by, the Registration Statement on behalf of the Trust without any further act, approval or vote of the Beneficial Owners, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

Section 9.06 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Beneficial Owners, each Beneficial Owner shall be entitled to a proportionate vote based upon its Percentage Interest at such time.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01 Governing Law. This Agreement shall be interpreted under, and all rights and duties under this Agreement shall be governed by, the internal substantive laws (but not the choice of law rules) of the State of Delaware.

Section 10.02 Submission to Jurisdiction. Each party hereto, each Authorized Participant by its delivery of an Authorized Participant Agreement and each Registered Owner and Beneficial Owner by the acceptance of a Share irrevocably consents to the jurisdiction of the courts of the State of Delaware, and of any federal court located in New Castle County, Delaware, in connection with any action, suit or other proceeding arising out of or relating to the Shares, the Trust Property or this Agreement or any action taken or omitted under this Agreement and waives any claim of forum non conveniens and any objections as to laying of venue; provided however, that actions for violations of the Securities Act, or the rules and regulations promulgated thereunder, or the Exchange Act or the rules and regulations promulgated can be brought in any forum pursuant to applicable federal securities laws. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such Person at such Person’s address last specified for purposes of notices hereunder.

Section 10.03 Derivative Actions. Subject to any other requirements of applicable law including Section 3816 of the Delaware Act, no holder of Shares shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not Affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

Section 10.04 Provisions in Conflict with Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute, the Securities Act, if applicable, or other applicable U.S. federal or state laws or the rules and regulations of any Exchange, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 10.05 Merger and Consolidation. Subject to the provisions of Section 1.02 and Section 1.06, the Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Shares of the Trust to be converted into beneficial interests in another statutory trust (or series thereof); or (iii) the Shares of the Trust to be exchanged for shares in another trust or company under or pursuant to any U.S. state or federal statute to the extent permitted by law. For the avoidance of doubt, subject to the provisions of Section 1.02, the Sponsor, with written notice to the Registered Owners, may approve and effect any of the transactions contemplated under (i), (ii) and (iii) above without any vote or other action of the Registered Owners.

Section 10.06 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

Section 10.07 Notices. All notices or communications under this Trust Agreement (other than notices of pledge or encumbrance of Shares, and reports and notices by the Sponsor to the Registered Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by email, or by overnight courier, and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Notices of pledge or encumbrance of Shares shall be effective upon timely receipt by the Sponsor in writing. Any reports or notices by the Sponsor to the Registered Owners which are given electronically shall be effective upon receipt without requirement of confirmation.

All notices that are required to be provided to the Trustee shall be sent to:

[REDACTED]

All notices that the Trustee is required to provide shall be sent to:

If to the Trust, to:

[REDACTED]

If to the Sponsor, to:

[REDACTED]

Any and all notices to be given to a Registered Owner shall be deemed to have been duly given (i) when actually delivered by messenger or a recognized courier service, (ii) when mailed, postage prepaid, or (iii) when sent by email or facsimile transmission confirmed by letter, in each case at or to the address of such Registered Owner as it appears on the transfer books of the Trustee, or, if such Registered Owner shall have filed with the Trustee a written request that any notice or communication intended for such Registered Owner be delivered to some other address, at the address designated in such request, provided that, if the Registered Owner is DTC, notices may be given to the Registered Owner in any manner consistent with the rules of DTC as they may exist from time to time. Notices to Beneficial Owners shall be delivered to Authorized Participants and DTC Participants designated by DTC or any successor securities depository.

Section 10.08 Counterparts; Electronic Signatures. This Trust Agreement may be executed in one or more counterparts (including those by facsimile or other electronic means), all of which shall constitute one and the same instrument binding on all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart. This Trust Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 10.09 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Registered Owners or Beneficial Owners. For purposes of determining the rights of any Beneficial Owner or assignee hereunder, the Trust and the Sponsor may rely upon the Trust records as to who are Beneficial Owners and permitted assignees, and all Beneficial Owners and assignees agree that the Trust and the Sponsor, in determining such rights, shall rely on such records and that Beneficial Owners and their assignees shall be bound by such determination.

Section 10.10 No Legal Title to Trust Property. Subject to the provisions of Section 1.07 in the case of the Sponsor, the Beneficial Owners shall not have legal title to any part of the Trust Property.

Section 10.11 Creditors. No creditors of any Registered Owner or Beneficial Owner shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Property.

Section 10.12 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 10.13 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to VanEck Digital Assets, LLC.

Section 10.14 Corporate Transparency Act. The Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations (collectively, the “CTA”), may require the Trust to file reports with Financial Crimes Enforcement Network. It shall be Sponsor’s duty and not the Trustee’s duty to prepare such filings, cause the Trust to make such filings, and to cause the Trust to comply with its obligations under the CTA, if any.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Declaration of Trust and Trust Agreement to be duly executed and delivered as of December 28, 2023.

VANECK DIGITAL ASSETS, LLC,
as Sponsor

By:	/s/ Matthew Babinsky
Title: Assistant Vice President
Name: Matthew Babinsky

DELAWARE TRUST COMPANY,
as Trustee

By:	/s/ Gregory Daniels
Title: Vice President
Name: Gregory Daniels

[VanEck Bitcoin Trust – Amended and Restated Declaration of Trust and Trust Agreement]

EXHIBIT A

FORM OF CERTIFICATE

THE SHARES EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING TRUST PROPERTY (AS DEFINED IN THE DECLARATION OF TRUST AND TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE TRUST AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY, THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SHARES NOR THE UNDERLYING TRUST PROPERTY ARE INSURED UNDER ANY AGREEMENT THAT DIRECTLY BENEFITS THE TRUST OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-1

VANECK BITCOIN TRUST SHARES

ISSUED BY

VANECK BITCOIN TRUST REPRESENTING

FRACTIONAL INTERESTS IN DEPOSITED BITCOIN

AND ANY OTHER TRUST PROPERTY

No.

Shares

CUSIP:

This is to certify that Cede & Co., as nominee of The Depository Trust Company, or registered assigns, is the owner of * Shares issued by VANECK BITCOIN TRUST, each representing a fractional undivided interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust, as provided in the Agreement referred to below. The Trustee’s Corporate Trust Office and the Trustee’s principal executive office are each located at 251 Little Falls Drive, Wilmington, Delaware 19808.

This Certificate is issued upon the terms and conditions set forth in the Second Amended and Restated Declaration of Trust and Trust Agreement dated as of November 1, 2023 (the “Agreement”) between VanEck Digital Assets, LLC (the “Sponsor”) and the Trustee. By becoming a Registered Owner or Beneficial Owner, or by depositing bitcoin, a Person is bound by all the terms and conditions of the Agreement. The Agreement sets forth the rights of Authorized Participants and Registered Owners and the rights and duties of the Trustee and the Sponsor. Copies of the Agreement are on file at the Trustee’s Corporate Trust Office in Wilmington, Delaware.

The Agreement is hereby incorporated by this reference into and made a part of this Certificate as if set forth in full in this place. Capitalized terms not defined herein and the term “bitcoin” shall have the meanings set forth in the Agreement.

A-2

This Certificate shall not be entitled to any benefits under the Agreement or be valid or obligatory for any purpose unless it is executed by the Sponsor by the manual or facsimile signature of a duly authorized signatory of the Sponsor and, if a Transfer Agent for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Transfer Agent.

Dated:          , 2023

VANECK DIGITAL ASSETS, LLC,
as Sponsor

By:
A-3